Exhibit 5.1

December 15, 2022

SeaStar Medical Holding Corporation

3513 Brighton Blvd., Suite 410

Denver, CO 80216

Re:	SeaStar Medical Holding Corporation (f/k/a LMF Acquisition Opportunities, Inc.) Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to SeaStar Medical Holding Corporation (f/k/a LMF Acquisition Opportunities, Inc.), a Delaware corporation (the “Company”), in connection with its filing on the date hereof of the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).

The Registration Statement relates to the proposed

(a) issuance by the Company of up to:

(i) 10,350,000 shares (the “Public Warrant Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”) that may be issued upon exercise of outstanding registered warrants issued in the Company’s initial public offering (the “Public Warrants”) pursuant to the Warrant Agreement, by and between the Company (then known as LMF Acquisition Opportunities, Inc.) and Continental Stock Transfer & Trust Company, dated January 25, 2021 (the “Warrant Agreement”); and

(ii) 5,738,000 shares (the “Private Warrant Shares” and together with the Public Warrants Shares, the “Registered Warrant Shares”) of Common Stock that may be issued upon exercise of outstanding warrants issued in a private placement concurrently with the Company’s initial public offering (the “Private Placement Warrants” and together with the Public Warrants, the “Registered Warrants”) pursuant to the Warrant Agreement; and

(b) resale by the selling securityholders identified in the Registration Statement (the “Selling Securityholders”), or their permitted transferees, of:

Morgan, Lewis & Bockius LLP

1400 Page Mill Road
Palo Alto, CA 94304	+1.650.843.4000
United States	+1.650.843.4001

December 15, 2022

(i) 6,438,000 shares (the “Resale Warrant Shares” and together with the Registered Warrant Shares, the “Warrant Shares”) of Common Stock that may be issued upon exercise of warrants held by the Selling Securityholders;

(ii) 2,587,500 shares (the “Sponsor Shares”) of Common Stock held by LMFAO Sponsor, LLC;

(iii) 700,000 shares (the “PIPE Shares”) of Common Stock issued pursuant to, and on the terms and subject to the conditions of, those certain subscription agreements dated August 23, 2022;

(v) 103,500 shares (the “Maxim Shares” and together with the Sponsor Shares and the PIPE Shares, the “Issued Shares”) of Common Stock held by Maxim Group LLC; and

(vi) 6,438,000 warrants held by the Selling Securityholders (the “Resale Warrants”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation, as amended through the date hereof (the “Certificate”), and the Amended and Restated Bylaws, as in effect on the date hereof (the “Bylaws”), of the Company, certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that

1. The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (“DGCL”) and when issued in accordance with the terms of the Warrant Agreement by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $0.0001 per share.

2. The Resale Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

3. The Issued Shares have been validly issued, are fully paid and non-assessable.

December 15, 2022

We do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

The opinions expressed herein are limited to the DGCL and the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

[Signature Page Follows]

December 15, 2022

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP